Exhibit 99.1

NEWS RELEASE

Broadcom Press Contact Laura Brandlin Senior Director, Marketing Communications 949-926-5108 lbrandlin@broadcom.com	AMD Press Contact Jo Albers Manager, Public Relations 512-602-3526 jo.albers@amd.com

Broadcom Investor Relations Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com	AMD Investor Relations Contact Irmina Blaszczyk Manager, Investor Relations 408-749-3898 Irmina.blaszczyk@amd.com

Broadcom to Acquire Digital TV Business from AMD

Acquisition Expected to Bring Broadcom Scale, a Complete Product Line to Address All Segments
of the Digital TV Market and Expand Tier One Customer Base

IRVINE and SUNNYVALE, Calif. — August 25, 2008 — Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, and AMD (NYSE: AMD) today announced that the companies have entered into a definitive agreement for Broadcom to acquire AMD’s digital TV (DTV) business.

The acquisition of AMD’s DTV business is expected to enable Broadcom to immediately scale its DTV business, and, in conjunction with its existing products, to offer a complete product line that covers all segments of the DTV market ranging from low-end value and mid-range quality to high-end interactive platforms and panel processors. The acquisition also is intended to expand Broadcom’s existing tier one customer base, which includes the top DTV brands worldwide. This deal aims to enhance and strengthen Broadcom’s innovative DTV system solution offerings while delivering the scale and focus needed to forge a market-leading DTV business.

In connection with the transaction, approximately 530 members of AMD’s dedicated DTV team, in addition to certain employees directly supporting this team, located in six primary design centers around the world, will be invited to join Broadcom. AMD’s DTV product line includes all Xilleon™ integrated DTV processors and complete turnkey reference designs, as well as NXT receiver ICs, the Theater™ 300 DTV processor, and a line of panel processors that perform advanced motion compensation, frame rate conversion and scaling.

“The acquisition of AMD’s DTV business, which will become the core of Broadcom’s DTV line of business, will enable us to significantly scale and accelerate the completion of our digital TV product portfolio while also expanding our tier one customer base and positions us to achieve leadership and long-term growth in this important market segment,” said Daniel Marotta, Senior Vice President & General Manager of Broadcom’s Broadband Communications Group. “We believe our combined DTV team will be in an excellent position to grow and thrive in this burgeoning market by bringing best-in-class people, technology, solutions and support to our customers.”

“AMD is executing a strategic plan to transform the company, becoming leaner and more focused while seeking to create a business model to deliver sustainable profitability,” said Dirk Meyer, President and Chief Executive Officer of AMD. “The sale of our DTV business is a key step in AMD’s transformation, helping to strengthen our balance sheet, lower our breakeven point, and hone our focus in order to take full advantage of our position as a leader in both microprocessors and graphics technology. Broadcom will be a great fit for our talented DTV employees and the DTV products they have created.”

In connection with the acquisition, Broadcom will pay approximately $192.8 million in cash in exchange for AMD’s DTV assets. A portion of the consideration payable to AMD will be placed into escrow pursuant to the terms of the definitive asset purchase agreement. The board of directors of each company has approved the transaction and shareholder/stockholder approval of the transaction is not required by either company. The closing, which is targeted to occur during Broadcom’s fourth quarter ending December 31, 2008, remains subject to customary closing conditions and review by relevant regulatory organizations. Broadcom may record a one-time charge for purchased in-process research and development expenses related to the acquisition in the quarter in which the transaction closes. The amount of that charge, if any, has not yet been determined.

Conference Call Information

Broadcom will conduct a conference call with analysts and investors today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). The company will broadcast the conference call via webcast over the Internet and will post its presentation material on the Investors section of the Broadcom website at http://www.broadcom.com/investors. To listen to the webcast, please dial (847) 619-6368 or visit the Investors section of the Broadcom website. The webcast will be recorded and available for replay until 12:59 a.m. Eastern Time, Tuesday, September 9, 2008 (9:59 p.m. Pacific Time, Monday, September 8, 2008).

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support Broadcom’s core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and holds over 2,800 U.S. and 1,200 foreign patents, more than 7,300 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

About AMD
Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing and graphics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

Cautions regarding Forward Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on Broadcom and AMD’s respective current expectations, estimates and projections about their respective industry and businesses, respective management’s beliefs, and certain assumptions made by Broadcom and AMD, all of which are subject to change. Forward-looking statements can often be identified by words such as “aims,” “anticipates,” “becoming,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “targeted” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits to Broadcom related to its acquisition of AMD’s DTV business, the expected market and demand for DTV products, the expected completion and timing of the transaction, potential accounting charges taken by Broadcom, and references to the anticipated benefits to AMD relating to the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of AMD’s DTV business include, but are not limited to,

■ the ability of the parties to successfully consummate the transactions contemplated by the asset purchase agreement and related transaction documents,

■ unexpected variations in market growth and demand for the DTV products and technologies,

■ the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production,

■ ■ ■ ■ ■ ■	integration issues,
costs and unanticipated expenditures,
changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, the risk that anticipated benefits of the acquisition may not be realized, and accounting treatment and charges.

Additional factors that may cause Broadcom’s actual results to differ materially from those expressed in forward-looking statements include, but are not limited to the list that can be found at http://www.broadcom.com/press/additional_risk_factors/Q32008.php.

Important factors that may cause such a difference for AMD in connection with the sale of its DTV business include, but are not limited to,

■ the ability of the parties to successfully consummate the transactions contemplated by the asset purchase agreement and related transaction documents,

■ the successful fulfillment (or waiver) of all conditions included in the asset purchase agreement, including the possibility that there may be unexpected delays in obtaining required regulatory approvals and completing SEC required financial audits,

■ actions that may be taken by the competitors, customers and suppliers of Broadcom or AMD that may cause the transaction to be delayed or not completed,

■ the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized by AMD or may take longer to realize than expected,

■ changing relationships with customers, suppliers and strategic partners,

■ delays associated with transitioning the DTV business, including employees and operations, after the transaction is completed.

The respective Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings, of AMD and Broadcom discuss other important risk factors that could contribute to such differences or otherwise affect their respective businesses, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. Neither AMD nor Broadcom undertakes any obligation to revise or update publicly any forward-looking statement for any reason, except as required by law. All statements made by or concerning Broadcom or AMD, respectively, are made solely by such applicable party and such party is solely responsible for the content of such statements.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States certain other countries and/or the EU. AMD, the AMD Arrow logo, Xilleon, Theater and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Any other trademarks or trade names mentioned are the property of their respective owners.

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